SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                         August _, 2004 (July 30, 2004)

                           HEMISPHERX BIOPHARMA, INC.
             (Exact name of registrant as specified in its charter)



                           Delaware 0-27072 52-0845822
               (state or other juris- (Commission (I.R.S. Employer
           diction of incorporation) File Number) (Identification No.)


              1617 JFK Boulevard, Philadelphia, Pennsylvania 19103
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (215) 988-0080


          (Former name or former address, if changed since last report)





ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE


Hemispherx Biopharma, Inc. has issued the press release attached as Exhibit 99.1 and which is incorporated by this reference herein.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

 (c) Exhibits.  The following exhibits are filed herewith:

         99.1     Text of press release dated August 2, 2004.

                                                    SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                HEMISPHERX BIOPHARMA, INC.


August 2, 2004                              By: s/William A. Carter
                                                William A. Carter, M.D.,
                                                President

                                                               Exhibit 99.1

Hemispherx Biopharma Announces Private Placement of Common Stock and Warrants

Monday August 2, 4:12 pm ET

PHILADELPHIA--(BUSINESS  WIRE)--Aug. 2, 2004--Hemispherx  Biopharma, Inc. (AMEX:
HEB - News) announced today it has entered into definitive agreements with selected accredited institutional investors, including current shareholders, relating to a private placement of approximately 3.6 million shares of Hemispherx Biopharma's common stock and warrants to purchase up to approximately 1,085,000 additional shares of Hemispherx Biopharma's common stock at $2.08 per unit, for aggregate gross proceeds of approximately $7.5 million. The five-year warrants are exercisable at a price of $2.86 per share. Subject to customary closing conditions, the private placement is scheduled to close during the first week of August 2004.

No regulatory authority has approved or disapproved the information contained in this press release. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The securities to be sold in this private placement have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States (or to a U.S. person) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. As part of this transaction, Hemispherx Biopharma has agreed to file a registration statement covering the resale of the shares of common stock to be acquired by the investors and shares of common stock issuable upon exercise of the warrants to be acquired by the investors.

About Hemispherx

Hemispherx Biopharma, based in Philadelphia, is a biopharmaceutical company engaged in the manufacture and clinical development of new drug entities for treatment of viral and immune-based chronic disorders. Its flagship products include Alferon N and the experimental immunotherapeutics/antivirals Ampligen and Oragens(TM). These novel proteins, approved for a category of STD infection, and experimental nucleic acids are being developed for globally important chronic viral diseases and disorders of the immune system including HPV, HIV, CFS and Hepatitis. Its platform technology includes large and small agent components for potential treatment of various chronic viral infections.
Hemispherx has approximately 270 patents comprising its core intellectual property estate, a fully commercialized product (Alferon N) and GMP certified manufacturing facilities for its novel pharma products. For more information please visit www.hemispherx.net. The statement contained in this press release regarding the anticipated closing of the private placement is a "forward-looking" statement which is subject to risks and uncertainties, including the ability of Hemispherx Biopharma to meet the closing conditions for the private placement and market risks generally. Information contained in this news release other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties. For instance, the strategies and operations of Hemispherx Biopharma involve risk of competition, changing market conditions, change in laws and regulations affecting these industries and numerous other factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. Any specifically referenced investigational drugs and associated technologies of the company (including Ampligen and Oragens(TM)) are experimental in nature and as such are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials with the referenced disorders. Only Clinical Studies under well-controlled conditions can establish efficacy and safety of any product. Clinical trials for other potential indications of the approved biologic Alferon do not imply that the product will ever be specifically approved commercially for these other treatment indication. Hemispherx Biopharma undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Contact:
     Hemispherx Biopharma, Inc.
     Investor Relations
     Dianne Will, 518-398-6222
     Fax: 518-398-6369
     or
     CEOcast, Inc. for Hemispherx
     Kevin Theiss 212-732-4300 x225